SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

Check the appropriate box:

[ ]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]	Definitive Information Statement

SILVERTON ADVENTURES, INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	None required

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth amount on which filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of the filing.

	1.	Amount previously paid:
	2.	Form, Schedule or Registration Statement No.:
	3.	Filing Party:
	4.	Date Filed:

SILVERTON ADVENTURES, INC.
6283-South Valley View Blvd.
Las Vegas, Nevada 89119
(702) 876-1539

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF OUR MAJORITY STOCKHOLDERS

To Our Stockholders:

We are writing to advise you that certain common and preferred stockholders, owning approximately 87.28% of combined voting power of the common and preferred stock, have approved by written consent in lieu of a stockholders’ meeting, the proposal to effect a reverse stock split of our outstanding common stock on a one (1) share for five hundred (500) shares basis.  On November 1, 2013, our board of directors unanimously approved the above proposal.

PLEASE NOTE THAT THE NUMBER OF VOTES RECEIVED FROM STOCKHOLDERS BY WRITTEN CONSENT IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR THESE ACTIONS UNDER NEVADA LAW AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THE ACTIONS.

No action is required by you.  The accompanying Information Statement is furnished only to inform stockholders of those actions taken by written consent described above before they take effect in accordance with Rule 14c-2, promulgated under the Securities Exchange Act of 1934, as amended.  This Information Statement is first being mailed to you on or about December 28, 2013, and we anticipate the effective date of the proposed actions to be January 17, 2014, the record date, or as soon thereafter as practicable in accordance with applicable law, including the Nevada Revised Statutes.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The accompanying Information Statement is for information purposes only and explains the actions taken by written consent.  Please read the accompanying Information Statement carefully.

December 26, 2013	Very truly yours,

RONALD MILLER
Ronald Miller
President

SILVERTON ADVENTURES, INC.
6283- South Valley View Blvd.
Las Vegas, Nevada 89119
(702) 876-1539

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934 AND
REGULATION 14C THEREUNDER

This Information Statement is being sent by first class mail to all record and beneficial owners of the common stock, $0.00001 par value per share; Class A preferred stock, $0.001 par value per share; Class B preferred stock, $0.0001 per share; and, Class C preferred stock, $0.0001 par value per share, of SILVERTON ADVENTURES, INC., a Nevada corporation, which we refer to herein as “SVAD,” “company,” “we,” “our” or “us.”  The mailing date of this Information Statement is on or about December 28, 2013.  The Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being furnished, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify our stockholders of actions we are taking pursuant to written consents of a majority of our voting power in lieu of a meeting of stockholders.

On December 26, 2013, we had 1,439,422,516 shares of common stock issued and outstanding; 82,400 shares of Class A preferred stock outstanding; 2 shares of Class B preferred stock outstanding; and, 283,649 shares of Class C preferred stock outstanding.  Each share of common stock is entitled to one vote per share; the Class A preferred stock is non-voting; each share of the Class B preferred stock is entitled to 2,227,807,176 votes; and, each share of the Class C preferred stock is entitled to 10 votes.  All shares of common stock and preferred stock vote as a single class on matters submitted to shareholders.   Accordingly, the combined voting power of all of the outstanding shares of common stock and all of the outstanding preferred shares is 7,201,083,666 votes.  Accordingly, 3,600,541,834 combined votes of the common and preferred stock is necessary to pass the resolution approving the 1 for 500 reverse stock split.

NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS BEING SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

On November 15, 2013, certain stockholders who beneficially owned 6,284,824,660 votes or approximately 87.28% of the combined voting power of the common stock and preferred stock consented in writing to effect a reverse stock split of our outstanding common stock on a one (1) share for five hundred (500) shares basis.  Also on November 1, 2013, our board of directors approved the above action, subject to approval by the stockholders.  No other corporate actions to be taken by written consent were considered.

We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action being taken.  In addition, pursuant to the laws of Nevada, the action to be taken by majority written consent in lieu of a special stockholders meeting does not create appraisal or dissenters’ rights.

Our board of directors determined to pursue stockholder action by majority written consent of those shares entitled to vote in an effort to reduce the costs and management time required to hold a special meeting of stockholders and to implement the above action in a timely manner.

Under Section 14(c) of the Exchange Act, actions taken by written consent without a meeting of stockholders cannot become effective until 20 days after the mailing date of this definitive Information Statement, or as soon thereafter as is practicable.  We are not seeking written consent from any stockholders other than as set forth above and our other stockholders will not be given an opportunity to vote with respect to the actions taken.  All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purpose of advising stockholders of the actions taken by written consent and giving stockholders advance notice of the actions taken.

FORWARD-LOOKING INFORMATION

This Information Statement and other reports that we file with the SEC contain certain forward-looking statements relating to future events performance.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” or similar terms, variations of such terms or the negative of such terms.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including those risks discussed elsewhere herein.  Although forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment, actual results could differ materially from those anticipated in such statements.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

QUESTIONS AND ANSWERS

Q:  Why did I receive this Information Statement?

A:  Stockholders owning a majority of the combined voting power of our outstanding shares of common stock and Series A preferred stock took action by written consent in lieu of a stockholders’ meeting.  Federal securities laws require that our other stockholders receive this Information Statement before the action can become effective.
Q:  What actions did the stockholders take?

A:  The stockholders executed a written consent on November 15, 2013 approving the proposal that we effect a reverse stock split of our issued and outstanding shares of common stock on a one (1) share for five hundred (500) share basis with any fractional shares being rounded up to the next whole share.  Pursuant to SEC rules and regulations, these actions require notification to all of our stockholders.

Q:  What action do I need to take as a stockholder?

A:  You are not required to take any action.  The actions approved by written consent can take effect after 20 days from the date of mailing this Information Statement.  Following the reverse split, your present share certificates will be replaced with a new certificate without any action on your part.

Q:  Am I entitled to appraisal rights?

A:  No. You are not entitled to appraisal rights in accordance with Nevada law in connection with the actions taken by written consent.

Q:  Will I recognize a gain or loss for U.S. federal income tax purposes as a result of the reverse stock split?

A:  You should not recognize any gain or loss for U.S. federal income tax purposes as a result of the reverse stock split.

Q:  Where can I find more information about the company?

A:  As required by law, we file annual, quarterly and current reports and other information with the SEC that contain additional information about our company.  You can inspect and copy these materials at the public reference facilities of the SEC’s Washington, D.C. office, 100 F Street, NE, Washington, D.C. 20549 and on its Internet site at http://www.sec.gov.

Q:  Who can help answer my questions?

A:  If you have questions about the company after reading this Information Statement, please contact us in writing at our principal executive offices at 6283-South Valley View Blvd., Las Vegas, Nevada 89119.

SUMMARY

This summary sets forth certain selected information contained in this Information Statement that may be important to you to better understand transactions referred to in this summary.  This summary also provides cross-references to the location in the Information Statement of the information summarized.

SILVERTON ADVENTURES, INC.

We were originally incorporated in the State of Nevada on May 31, 2006 as Mor Travel, Inc. (“Mor”). On December 26, 2007, we changed our name to Silverton Adventures, Inc.

We recently formed a new wholly owned subsidiary named Silverton Printing, Inc. whereby we operate as a printing and mailing service to companies nationwide. On December 30, 2010, we acquired 100% of the outstanding common stock of Worldwide Media Organization, Inc. making it a wholly owned subsidiary (“WMO”). Worldwide Media is a marketing, production and distribution company with its principal business objective being the production, acquisition (through exclusive licensing arrangements with independent producers worldwide), sale and distribution of special interest, family oriented, inspirational and children’s DVDs and programs. Video distribution is made by a non-theatrical home video retailer, catalog, mass-merchant and rack-jobber markets (including specialty markets such as gift and museum shops, premium and direct response markets). WMO also licenses to the television broadcast markets, as well as the educational, school and public library markets, both nationally and worldwide.  This distribution includes emerging venues such as digital downloads via Internet, video-on-demand (VOD) and download streaming on various platforms, among others.

SVAD is a reporting company under the Exchange Act, and our public filings can be accessed at www.sec.gov.  SVAD’s common stock is listed for quotation on the OTC-QB under the trading symbol “SVAD”.

Reverse Stock Split

Our board of directors has determined that it is in our best interest to effect a reverse stock split of our issued and outstanding shares of common stock, on a one (1) share for five hundred (500) shares basis (the “Reverse Stock Split”).  We believe that reducing the number of outstanding shares of our common stock through the reverse stock split could increase the per share market price of our common stock, which would provide a more favorable trading market for the shares.  There is no assurance however, that after the reverse stock split, the shares will return to their current price per share.

OUTSTANDING VOTING SECURITIES AND CONSENTING STOCKHOLDER

On December 26, 2013, we had 1,439,422,516 shares of common stock issued and outstanding; 82,400 shares of Class A preferred stock outstanding; 2 shares of Class B preferred stock outstanding; and, 283,649 shares of Class C preferred stock outstanding.  Each share of common stock is entitled to one vote per share (1,439,422,516); the Class A preferred stock is non-voting (0); each share of the Class B preferred stock is entitled to the number of votes equal to the total number of common shares outstanding (1,439,422,516) plus the total number of Class C preferred shares outstanding (238,649) times four (4) which equals 5,758,824,660 divided by the number of Class B preferred shares outstanding (2) which equals 2,879,412,330 votes for each share of Class B preferred;  and, each share of the Class C preferred stock is entitled to 10 votes per share (2,836,490) votes.  All shares of common stock and preferred stock vote as a single class on matters submitted to shareholders. Accordingly, the combined voting power of all of the outstanding shares of common stock and all of the outstanding preferred shares is votes 7,201,083,666.  As such, 3,600,541,854 combined votes of the common and preferred stock was necessary to pass the resolution approving the 1 for 500 reverse stock split.

Two stockholders (Ronald Miller and Sarit Mor) who beneficially own 6,284,824,660 votes or 87.28% of the combined voting power of the common and preferred shares approved the reverse stock split on November 15, 2013.

Because the actions were approved by the written consent of stockholders holding a majority of our voting power, no proxies are being solicited with this Information Statement.

Nevada corporate law provides in substance that unless a company’s articles of incorporation provide otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by stockholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

REVERSE STOCK SPLIT

On November 1, 2013, our board of directors approved a 1 for 500 reverse stock split of our common stock.  On November 15, 2013, our president (Ronald Miller) and a third party (Sarit Mor), holding a majority of our voting power, approved the reverse stock split.  The effective date of the split will be established at the discretion of our board of directors.  We presently anticipate the split to occur on or about January 17, 2014.

All shares of our common stock have equal rights and privileges with respect to voting, liquidation and dividend rights.  Each share entitles the holder thereof to (i) one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders; (ii) to participate equally and to receive any and all such dividends as may be declared by the board of directors; and (iii) to participate pro rata in any distribution of assets available for distribution upon liquidation.  Holders of our common stock have no preemptive rights to acquire additional shares of common stock or any other securities.  The common stock is not subject to redemption and carries no subscription or conversion rights.

Each share of common stock is entitled to one vote per share; the Class A preferred stock is non-voting; each share of the Class B preferred stock is entitled to the number of votes equal to the total number of common shares outstanding plus the total number of Class C preferred shares outstanding times four divided by the number of Class B preferred shares outstanding;  and, each share of the Class C preferred stock is entitled to 10 votes per share.  All shares of common stock and preferred stock vote as a single class on matters submitted to shareholders.  Holders of our share of common and preferred stock have no preemptive rights to acquire additional shares of any other securities.  The Common Stock and Preferred Stock are not subject to redemption and carry no subscription or conversion rights. All common and preferred shares have rights and privileges with respect to voting, liquidation and dividend rights.

Amendment to Articles of Incorporation

In connection with the Reverse Stock Split, we will not file with the State of Nevada an amendment to our articles of incorporation to reflect the split.  Our current authorized capitalization will remain unchanged at 2,479,999,994 shares of common stock, $0.00001 par value per share; 10,000,000 Class A preferred shares, $0.001 par value per share; 6 Class B preferred shares, $0.0001 per share; and, 10,000,000 Class C preferred shares, $0.0001 par value per share.

Under applicable Nevada law, a corporation may effect a reverse stock split without correspondingly decreasing the number of authorized shares of the same class or series if:

(a)	The board of directors adopts a resolution setting forth the proposal to decrease the number of issued and outstanding shares of a class or series; and

(b)	The proposal is approved by the vote of stockholders holding a majority of the voting power of the outstanding shares of the affected class or series.

As our board of directors has approved the Reverse Stock Split and stockholders holding a majority of the voting power of the outstanding shares of common stock and preferred stock have also approved the split by written consent, upon the effectiveness of the split, each share of our issued and outstanding common stock will be reverse split on a one (1) share for five hundred (500) shares basis.   Stockholders who would otherwise be entitled to receive fractional shares, because they hold a number of shares of common stock that is not evenly divided by the split ratio, will have the number of new shares to which they are entitled rounded up to the next whole number of shares.  No stockholders will receive cash in lieu of fractional shares.

Effect of the Reverse Stock Split

Split shares of common stock issued in connection with the Reverse Stock Split will be fully paid and non-assessable. The number of stockholders will remain unchanged as a result of the Reverse Stock Split. The Reverse Stock Split will decrease the number of outstanding common shares but will not affect any stockholder’s proportionate interest in our shares of common stock.  The par value of our common stock will remain unchanged.  While the aggregate par value of our outstanding common stock will be decreased, our additional paid-in capital will be increased by a corresponding amount.  Therefore, the Reverse Stock Split will not affect our total stockholders’ equity.  All share and per share information will be retroactively adjusted to reflect the split for all periods presented in our future financial reports and regulatory filings.

Although it is generally expected that a reverse split will result in a proportionate increase in the market price of the split shares, there can be no assurance that our common stock will trade at a multiple of our current price, or that any price increase will occur or be sustained. If the market price of our stock declines after the implementation of the Reverse Stock Split, the percentage decline as an absolute number and as a percentage of our overall market capitalization would be greater than would be the case in the absence of the reverse split.

Furthermore, the possibility exists that the reduction in the number of outstanding shares will adversely affect the market for our common stock by reducing the relative level of liquidity.  In addition, the Reverse Stock Split may increase the number of the stockholders who own odd lots, or less than 100 shares.  Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the Reverse Stock Split will achieve the desired results outlined above.

Following the Reverse Stock Split, we will have issued and outstanding approximately 2,878,846 shares of common stock, without giving effect to the rounding up of fractional shares.  The outstanding Series A, B and C preferred shares will not be affected by the Reverse Stock Split.

Following the Reverse Stock Split, we will have the corporate authority to issue 2,479,999,994 shares of authorized but unissued common stock.  After the stock split, there will be approximately 2,878,846 shares of common stock outstanding and 2,477,121,148 shares of common stock available for issuance.  These shares may be issued without stockholder approval at any time, in the sole discretion of our board of directors. The authorized and unissued shares may be issued for cash, to acquire property or for any other purpose that is deemed in the best interests of our company.  Any decision to issue additional shares will reduce the percentage of our stockholders’ equity held by our current stockholders and could dilute our net tangible book value.  We have no immediate plans, proposals or arrangements, written or otherwise, to use these authorized and unissued shares of common stock following the Reverse Stock Split. .

Our authorized and unissued shares could possibly be used by management to oppose a hostile takeover attempt, delay or prevent changes of control, or changes in or removal of management.  This could include transactions that are favored by a majority of stockholders, or in which the stockholders might otherwise receive a premium for their shares over then-current market price, or benefit stockholders in some other manner.  Tender offers or other non-open market acquisitions of stock are usually made at prices above the prevailing market price.  In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock to reach levels that are higher than would otherwise be the case.

The available authorized and unissued shares of common stock gives the company the ability to cause a potential anti-takeover effect by creating potential dilution to the number of outstanding shares. Such dilution will cause a party attempting a takeover to be required to buy more shares of the company stock and to expend additional resources to accomplish a takeover.  The Reverse Stock Split is not part of a plan by management to affect the ability of third parties to take over or change control of the company, nor are we currently contemplating any such anti-takeover plan.

We will not become a private company as a result of the reverse split, we expect that our common stock will continue to be quoted on the OTC-QB and we plan to continue to file periodic and other reports with the SEC under the Exchange Act.

Following the Reverse Stock Split, the share certificates you now hold will be replaced with new certificates. You are are required to exchange your certificates for new certificates.  The old certificates now in your possession will be cancelled.   In the future, new share certificates will be issued reflecting the stock split.  The reverse split will occur on the effective date without any further action on the part of our stockholders.  After the effective date of the reverse split, each share certificate representing shares of pre-split common stock will be deemed to represent 1/500 shares of post-split SVAD common stock.  Certificates representing post-split common stock will be issued in due course by our transfer agent:  Holladay Stock Transfer, 2939 North 67th Place, Scottsdale, Arizona 85251, telephone (480) 481-3940.  We request that stockholders do not send in any of their stock certificates at this time.

As applicable, new share certificates evidencing post-split shares that are issued in exchange for old pre-split certificates representing restricted shares, will contain the same restrictive legend as on the old certificates.  Also, for purposes of determining the term of the restrictive period applicable to the new post-split shares, the time period during which a stockholder has held their existing pre-split shares will be included in the total holding period.

Accounting Matters

The par value per share of the common stock will remain unchanged after the Reverse Stock Split. As a result, on the effective date of the Reverse Stock Split, the stated capital on the balance sheet attributable to the common stock will be reduced proportionally, based on the exchange ratio of the Reverse Stock Split, from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share common stock net income or loss and net book value will be increased because there will be fewer shares of the common stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

Other Effects on Outstanding Shares

When the Reverse Stock Split is implemented, the rights and preferences of the outstanding shares of the common stock will remain the same after the Reverse Stock Split. Each share of common stock issued pursuant to the Reverse Stock Split will be fully paid and non-assessable. The Reverse Stock Split would result in some stockholders owning “odd-lots” of less than 100 shares of the common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

No Appraisal Rights

Under Nevada Corporations Law, stockholders are not entitled to appraisal rights with respect to the proposed Reverse Stock Split and amendment to our articles of incorporation.

United States Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of material U.S. federal income tax consequences of the Reverse Stock Split to a stockholder (hereinafter a “U.S. stockholder”) that is a “United States person,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”).  This summary is not intended to be a complete discussion of all possible U.S. federal income tax consequences of the Reverse Stock.   Further, it does not address any state, local or foreign income or other tax consequences.  For example, state and local tax consequences of the Reverse Stock Split may vary significantly as to each U.S. stockholder, depending upon the state in which such stockholder resides or does business.  Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities.  In addition, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our shares through such entities.

The discussion below is based on the provisions of the U.S. federal income tax law as of the date hereof, which are subject to change retroactively as well as prospectively. This summary also assumes that the shares held by a U.S. stockholder prior to the Reverse Stock Split (“Old Shares”) were, and the shares owned by such stockholder immediately after the Reverse Stock Split (“New Shares”) will be, held as “capital assets,” as defined in the Code, generally property held for investment.  The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder.  The discussion below regarding the U.S. federal income tax consequences of the Reverse Stock Split also is not binding on the Internal Revenue Service or the courts.  Accordingly, each stockholder is urged to consult with his, her or its own tax advisor with respect to the tax consequences of the Reverse Stock Split.

No gain or loss should be recognized by a U.S. stockholder upon such stockholder’s exchange, or deemed exchange, of Old Shares for New Shares pursuant to the Reverse Stock Split. The aggregate tax basis and holding period of the New Shares received in the Reverse Stock Split should be the same as such stockholder’s aggregate tax basis and holding period in the Old Shares being exchanged.   Special tax basis and holding period rules may apply to holders that acquired different blocks of stock at different prices or at different times.  Holders should consult their own tax advisors as to the applicability of these special rules to their particular circumstances.

We are hereby notifying our stockholders of the approval of the Reverse Stock Split and, pursuant to the Exchange Act, filing this Information Statement on Schedule 14C, which will be mailed to all stockholders of record as of the record date established therefore.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of December 26, 2013, with respect to the beneficial ownership of our common stock:

•	each stockholder believed to be the beneficial owner of more than 5% of our common stock;

•	by each of our directors and executive officers; and

•	all of our directors and executive officers as a group.

For purposes of the following table, a person is deemed to be the beneficial owner of any shares of common stock (i) over which the person has or shares, directly or indirectly, voting or investment power, or (ii) of which the person has a right to acquire beneficial ownership at any time within 60 days after the date of this report.  ”Voting power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

Name and Address of Beneficial Owner	Number of Common Shares	Percentage of Ownership Of Common Shares	Number of Class A Preferred Stock	Percentage of Ownership Class A Preferred Stock	Number of Class B Preferred Shares	Percentage of Ownership Class B Preferred Stock	Number of Class C Preferred Shares	Percentage of Ownership of Class C Preferred Stock

Ronald Miller	516,500,000	35.88%	0	0.00%	1	50.00%	0	0.00%

All officers and directors as a group (1 individual)	516,500,000	35.88%	0	0.00%	1	50.00%	0	0.00%

Sarit Mor	10,000,000	0.69%	0	0.00%	1	50.00%	0	0.00%

International Consulting Experts	0	0.00%	0	0.00%	0	0.00%	283,649	100.00%

On December 26, 2013, the record date for determining the identity of stockholders who are entitled to receive this Information Statement, we had 1,439,422,516 shares of common stock issued and outstanding; 82,400 shares of Class A preferred stock outstanding; 2 shares of Class B preferred stock outstanding; and, 283,649 shares of Class C preferred stock outstanding.  Each share of common stock is entitled to one vote per share (1,439,422,516); the Class A preferred stock is non-voting (0); each share of the Class B preferred stock is entitled to the number of votes equal to the total number of common shares outstanding (1,439,422,516) plus the total number of Class C preferred shares outstanding (238,649) times four (4) which equals 5,758,824,660 divided by the number of Class B preferred shares outstanding (2) which equals 2,879,412,330 votes for each share of Class B preferred;  and, each share of the Class C preferred stock is entitled to 10 votes per share (2,836,490) votes.  All shares of common stock and preferred stock vote as a single class on matters submitted to shareholders.  Accordingly, the combined voting power of all of the outstanding shares of common stock and all of the outstanding preferred shares is votes 7,201,083,666.  As such, 3,600,541,834 combined votes of the common and preferred stock is necessary to pass the resolution approving the 1 for 500 reverse stock split.  Mr. Miller's and Ms. Mor's combined voting power is 6,284,824,660 votes or 87.28%.

WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports and other information with the SEC, which reports and other information are available for inspection at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may call the SEC at 1-800-SEC-0330 for information about these facilities. Copies of such information may be obtained by mail, upon payment of the SEC’s customary charges, by writing to the SEC at 100 F Street, N.E., Washington, D.C. 20549. The SEC also maintains a web site on the Internet at www.sec.gov that contains reports, proxy statements and other information about SVAD that we file electronically with the SEC.

EFFECTIVE DATE

Pursuant to Rule 14c-2 under the Exchange Act, the above actions to effect the Reverse Stock shall not be effective until a date at least twenty (20) days after the date on which the definitive Information Statement has been mailed to the stockholders.  We anticipate that the actions contemplated hereby will be effected on or about January 17, 2014.

MISCELLANEOUS MATTERS

The entire cost of furnishing this Information Statement will be borne by the company.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the common stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The board of directors has fixed the close of business on December 28, 2013, as the record date for the determination of Stockholders who are entitled to receive this Information Statement.

This Information Statement is being mailed on or about December 26, 2013 to all stockholders of record as of the record date.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement that describes the purpose and effect of the above actions.  Your consent to the above action is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

BY ORDER OF THE BOARD OF DIRECTORS

December 26, 2013	RONALD MILLER
Ronald Miller
President